                                                EXHIBIT 99.1

®

News Release

Cory T. Walker

Chief Financial Officer

(386) 239-7250

BROWN & BROWN, INC. NAMES

H. PALMER PROCTOR, JR. TO ITS BOARD OF DIRECTORS

(Daytona Beach and Tampa, Florida) . . . Brown & Brown, Inc. (NYSE:BRO) today announced the addition of H. Palmer Proctor, Jr., President and Director of Fidelity Bank and its holding company, Fidelity Southern Corporation (NYSE:LION), both based in Atlanta, Georgia, to Brown & Brown, Inc.'s Board of Directors.

J. Hyatt Brown, Chairman of the Board, said, “We are pleased to welcome Palmer to our Board of Directors. His proven leadership ability, dedication and drive made him an excellent candidate.”

Chilton D. Varner, who chairs the Nominating/Corporate Governance Committee of the Company’s Board of Directors, observed, “Palmer brings valuable work experience to the Board and will offer an important perspective based on his experience in the banking field.”

J. Powell Brown, the Company’s Chief Executive Officer and a member of the Board, commented, “Palmer brings a wealth of talent and professional experience to our Board. His familiarity with finance and his banking expertise assure that he will be an active and valued Board member. We will benefit from his judgment and knowledge as our Company continues toward our next intermediate goal of $2 billion in revenue.”

Mr. Proctor’s banking career has included management of retail and consumer banking, trust and investments, bank operations, and commercial banking activities. He currently serves on the Executive Committee for Fidelity Bank and the holding company, chairs the Loan and Discount Committee, and serves on the Bank’s 401-K, Personnel, Management, and Asset/Liability committees.

A native of Tallahassee, Florida, Mr. Proctor holds degrees from Auburn University and The Stonier Graduate School of Banking, Georgetown University. He has been involved in many civic activities throughout his banking career, including activities promoting the arts, education, and children’s wellness. He currently serves as a member of the Board of Directors and past President of Callanwolde Fine Arts Center, and a Trustee of Fernbank Museum of Natural History. In addition, Mr. Proctor is a founder of the Night of Hope Gala, an annual event supporting research for MDA/ALS (Lou Gehrig’s disease). He is currently a member of the Advisory Board of Allied Financial. He is also a member of the Rotary Club of Atlanta and the Buckhead Lions Club. Mr. Proctor previously served as a Director of the Georgia Bankers Association, Trustee of the Professional Association for Georgia Educators (PAGE), and a member of the Board of Directors and Chairman of the Finance Committee for the Frazier Center (Rehabilitation and Education for Disabled Adults and Children).

Brown & Brown, Inc., through its subsidiaries, offers a broad range of insurance and reinsurance products and services, as well as risk management, third-party administration, managed health care, and Medicare set-aside services and programs. Providing service to business, public entity, individual, trade and professional association clients nationwide, the Company is ranked by Business Insurance magazine as the United States' sixth largest independent insurance intermediary. The Company's Web address is www.bbinsurance.com.

This press release may contain certain statements relating to future results which are forward-looking statements. These statements are not historical facts, but instead represent only the Company's current belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company's control. It is possible that the Company's actual results, financial condition and achievements may differ, possibly materially, from the anticipated results, financial condition and achievements contemplated by these forward-looking statements. Further information concerning the Company and its business, including factors that potentially could materially affect the Company's financial results and condition, as well as its other achievements, are contained in the Company's filings with the Securities and Exchange Commission. All forward-looking statements made herein are made only as of the date of this release, and the Company does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which the Company hereafter becomes aware.

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